UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 31, 2019
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-33493 (Commission file number)	N/A (IRS employer identification no.)

65 Market Street, Suite 1207, Jasmine Court, Camana Bay, P.O. Box 31110 Grand Cayman, Cayman Islands (Address of principal executive offices)		KY1-1205 (Zip code)

(345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act.                     Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Greenlight Capital Re, Ltd. (the “Company”) has received notification from A.M. Best & Co. of a revised outlook of its subsidiaries’ Financial Strength Rating of A- (Excellent) from “stable” to “negative” owing to negative underwriting performance and a material decrease in surplus in recent years.  As a result, the board of directors of the Company intends to conduct a strategic review. To reduce volatility near-term, the Company has de-risked its investment portfolio and is holding a majority of its investment assets in cash and short-term treasuries until such review is complete. No investment management fees or performance allocation shall apply to the portion of the Company’s investment portfolio held in risk-free assets.

Given the foregoing, effective May 31, 2019, the Company will no longer disclose on its website the largest positions in its investment portfolio or other information relating to its portfolio composition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Tim Courtis
Name:	Tim Courtis
Title:	Chief Financial Officer
Date:	May 31, 2019